Runway Growth Finance Corp. Reports Third Quarter 2024 Financial Results

Delivered Total and Net Investment Income of $36.7 million and $15.9 million, Respectively

Investment Portfolio of $1.1 billion

Conference Call Today, Tuesday, November 12, 2024, at 5:00 p.m. ET

MENLO PARK, Calif., November 12, 2024—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced its financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

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Total investment income of $36.7 million
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Net investment income of $15.9 million, or $0.41 per share
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Net asset value of $13.39 per share
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Dollar-weighted annualized yield on debt investments of 15.9%
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Two investments completed in new portfolio companies, four investments with existing portfolio companies, and one investment with our joint venture, representing $75.3 million in funded investments
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Aggregate proceeds of $75.0 million in a principal prepayment, $10.0 million from an assignment to our joint venture, and $0.6 million from scheduled amortizations
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Repurchased 644,763 shares of the Company's common stock during the third quarter under previously authorized share repurchase program

Fourth Quarter 2024 Distributions

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Declared fourth quarter 2024 regular dividend of $0.40 per share

“Runway Growth delivered strong financial performance in the third quarter, reporting sequential net investment income growth and solid originations,” said David Spreng, Founder and CEO of Runway Growth. “Additionally, we funded seven investments during the quarter, expanding our high-quality portfolio of late and growth stage companies. Subsequent to quarter end, RWAY’s investment adviser announced a business combination with BC Partners that will present the BDC with expanded origination opportunities, enhanced financing solutions, and continuity of leadership for years to come. As we near the end of 2024, we believe the Company is positioned to accelerate growth and drive long-term shareholder value.”

Third Quarter 2024 Operating Results

Total investment income for the quarter ended September 30, 2024 was $36.7 million, compared to $43.8 million for the quarter ended September 30, 2023.

Net investment income for the quarter ended September 30, 2024 was $15.9 million, or $0.41 per share, compared to $22.0 million, or $0.54 per share, for the quarter ended September 30, 2023.

The Company's dollar-weighted annualized yield on average debt investments for the quarter ended September 30, 2024 was 15.9%. The Company calculates the yield on dollar-weighted debt investments for any period measured as (1) total investment-related income during the period divided by (2) the daily average of the fair value of debt investments, including investments on non-accrual status, outstanding during the period.

Total operating expenses for the quarter ended September 30, 2024 were $20.8 million, compared to $21.7 million for the quarter ended September 30, 2023.

Net realized gain (loss) on investments was zero for both quarters ended September 30, 2024 and September 30, 2023.

For the quarter ended September 30, 2024, net change in unrealized gain on investments was $9.2 million, compared to a net change in unrealized loss on investments of $7.2 million for the comparable prior year period.

Portfolio and Investment Activity

As of September 30, 2024, Runway Growth’s investment portfolio had an aggregate fair value of approximately $1.07 billion in 57 portfolio companies, and was comprised of approximately $1.00 billion in term loans, 98.6% of which are senior secured loans, and $62.2 million in warrants and other equity-related investments.

During the third quarter of 2024, Runway Growth funded two investments in new portfolio companies and five investments in existing companies, representing $74.0 million in funded loans, net of upfront loan origination fees.

Total portfolio investment activity for the three and nine months ended September 30, 2024 was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Beginning investment portfolio	$1,063,324	$1,095,321	$1,067,009	$1,126,309
Purchases of investments	74,004	41,987	174,029	105,527
Purchases of U.S. Treasury Bills	—	—	—	34,974
PIK interest	2,719	5,551	9,582	15,334
Sales and prepayments of investments	(84,900)	(126,770)	(144,661)	(225,671)
Scheduled repayments of investments	(634)	(275)	(2,380)	(7,046)
Sales and maturities of U.S. Treasury Bills	—	—	(42,029)	(35,000)
Amortization of fixed income premiums or accretion of discounts	2,413	2,327	8,293	7,332
Net realized gain (loss) on investments	—	—	—	(1,178)
Net change in unrealized gain (loss) on investments	9,174	(7,214)	(3,743)	(9,654)
Ending investment portfolio	$1,066,100	$1,010,927	$1,066,100	$1,010,927

Net Asset Value

As of September 30, 2024, net asset value (“NAV”) per share was $13.39, compared to $14.08 as of September 30, 2023. Total net assets at the end of the third quarter was $507.4 million, down 11% from $570.5 million as of September 30, 2023.

For the quarter ended September 30, 2024, net increase in net assets resulting from operations was $25.0 million, or $0.65 per share, compared to a net increase in net assets resulting from operations of $14.8 million, or $0.37 per share, for the quarter ended September 30, 2023.

Liquidity and Capital Resources

As of September 30, 2024, the Company had approximately $251.6 million in available liquidity, including unrestricted cash and cash equivalents of $3.6 million and $248.0 million in available borrowing capacity under the Company’s credit facility, subject to existing terms, advance rates and regulatory and covenant requirements.

The Company ended the quarter with a core leverage ratio of approximately 108%, compared to 110% for the quarter ended June 30, 2024.

Distributions

On November 5, 2024, the Company’s board of directors declared a regular quarterly distribution of $0.40 per share for the fourth quarter of 2024, payable on December 2, 2024, to stockholders of record as of November 18, 2024.

Recent Developments

The Company evaluated events subsequent to September 30, 2024 through November 12, 2024, the date the consolidated financial statements were issued.

On October 9, 2024, the Company received a full repayment of $8.0 million on its senior secured loan to Betterment Holdings, Inc.

On October 16, 2024, the Company sold its outstanding warrants for Dtex Systems, Inc. for proceeds of $1.9 million.

On October 31, 2024, the Company received a partial repayment of $2.1 million on its senior secured loan to FiscalNote Holdings, Inc.

On October 31, 2024, the Company received a full repayment of $18.5 million on its senior secured loans to Predactiv, Inc. (fka Sharethis, Inc.).

On October 31, 2024, the Company announced that Runway Growth Capital LLC ("RGC") entered into an Agreement and Plan of Merger pursuant to which RGC Group Acquisition, LLC (the "New Owner"), a newly formed wholly owned subsidiary of BCP Special Opportunities Fund III, an affiliate of BC Partners Advisors L.P., will acquire RGC. The transaction will constitute a change of control of RGC, resulting in an assignment and subsequent termination of the Company's current investment advisory agreement with RGC (the "Current Advisory Agreement"). On October 29, 2024, the Board of Directors approved a proposed new investment advisory agreement (the "New Advisory Agreement") by and between the Company and RGC, the terms of which are identical to the Current Advisory Agreement. On November 1, 2024, the Company filed with the SEC, a preliminary proxy statement relating to a special meeting of the Company's stockholders, currently planned to be held on December 13, 2024, at which the Company will seek stockholder approval of the New Advisory Agreement. If approved, the New Advisory Agreement will take effect following the closing of the transaction between RGC and the New Owner.

On November 5, 2024, the Board of Directors declared a regular distribution of $0.40 per share for stockholders of record as of November 18, 2024 payable on or before December 2, 2024.

From October 1, 2024 through November 11, 2024, the Company repurchased 528,305 shares under the Third Repurchase Program.

Conference Call

Runway Growth will hold a conference call to discuss its third quarter ended September 30, 2024 financial results at 2:00 p.m. PT (5:00 p.m. ET) on Tuesday, November 12, 2024. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The earnings call can also be accessed through the following links:

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Conference Call
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Webcast

A live webcast will be available in the investor section of the Company’s website, and will be archived for 90 days following the call.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, tdonahue@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Investments at fair value:
Non-control/non-affiliate investments at fair value (cost of $1,044,022 and $1,005,024, respectively)	$1,000,405	$972,604
Affiliate investments at fair value (cost of $59,111 and $58,861, respectively)	58,969	51,456
Control investments at fair value (cost of $6,550 and $950, respectively)	6,726	950
Investment in U.S. Treasury Bills at fair value (cost of $0 and $42,014, respectively)	—	41,999
Total investments at fair value (cost of $1,109,683 and $1,106,849, respectively)	1,066,100	1,067,009
Cash and cash equivalents	3,617	2,970
Interest and fees receivable	5,653	8,269
Other assets	208	905
Total assets	1,075,578	1,079,153
Liabilities
Debt:
Credit facility	302,000	272,000
2026 Notes	95,000	95,000
2027 Notes	152,250	152,250
Unamortized deferred financing costs	(6,738)	(9,172)
Total debt, less unamortized deferred financing costs	542,512	510,078
Incentive fees payable	14,930	12,500
Interest payable	8,810	6,764
Accrued expenses and other liabilities	1,968	2,740
Total liabilities	568,220	532,082
Net assets
Common stock, par value	414	414
Additional paid-in capital	605,107	605,110
Accumulated undistributed (overdistributed) earnings	(57,169)	(47,637)
Treasury stock	(40,994)	(10,816)
Total net assets	$507,358	$547,071

Shares of common stock outstanding ($0.01 par value, 100,000,000 shares authorized)	37,902,532	40,509,269
Net asset value per share	$13.39	$13.50

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Investment income
From non-control/non-affiliate investments:
Interest income	$32,253	$35,498	$97,643	$104,169
Payment-in-kind interest income	2,757	5,195	9,294	15,416
Dividend income	—	318	—	961
Fee income	882	1,925	1,689	2,585
From affiliate investments:
Interest income	609	601	1,808	1,486
Fee income	—	15	—	15
Other income	150	227	419	352
Total investment income	36,651	43,779	110,853	124,984
Operating expenses
Management fees	3,865	4,302	11,763	12,598
Incentive fees	3,970	5,511	12,287	14,994
Interest and other debt financing expenses	11,379	10,442	33,106	32,772
Professional fees	528	466	1,443	1,504
Administration agreement expenses	472	449	1,508	1,647
Insurance expense	211	269	628	805
Tax expense	—	—	2	50
Other expenses	351	304	986	656
Total operating expenses	20,776	21,743	61,723	65,026
Net investment income	15,875	22,036	49,130	59,958
Net realized and net change in unrealized gain (loss) on investments
Net realized gain (loss) on non-control/non-affiliate investments, including U.S. Treasury Bills	—	—	—	(1,178)
Net realized gain (loss) on investments, including U.S. Treasury Bills	—	—	—	(1,178)
Net change in unrealized gain (loss) on non-control/non-affiliate investments, including U.S. Treasury Bills	367	(7,624)	(11,182)	(7,507)
Net change in unrealized gain (loss) on affiliate investments	8,510	410	7,263	(5,679)
Net change in unrealized gain (loss) on control investments	297	—	176	3,532
Net change in unrealized gain (loss) on investments, including U.S. Treasury Bills	9,174	(7,214)	(3,743)	(9,654)
Net realized and unrealized gain (loss) on investments	9,174	(7,214)	(3,743)	(10,832)
Net increase (decrease) in net assets resulting from operations	$25,049	$14,822	$45,387	$49,126
Net investment income per common share (basic and diluted)	$0.41	$0.54	$1.25	$1.48
Net increase (decrease) in net assets resulting from operations per common share (basic and diluted)	$0.65	$0.37	$1.15	$1.21
Weighted average shares outstanding (basic and diluted)	38,390,854	40,509,269	39,317,890	40,509,269